UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-634-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Furmanite Corporation (the “Company”) held on May 9, 2013, the following proposals were submitted to stockholders with the following final results:

(1)

The election of four (4) directors nominated by the Company’s Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes

Charles R. Cox	17,720,844	7,388,245	10,007,377
Sangwoo Ahn	17,512,742	7,596,347	10,007,377
Kevin R. Jost	17,782,192	7,326,897	10,007,377
Ralph Patitucci	17,782,354	7,326,735	10,007,377

(2)	To cast a non-binding advisory vote on compensation of the Company’s Named Executive Officers.

For	20,907,577
Against	1,718,882
Abstain	2,482,630
Broker Non-Votes	10,007,377

(3)	The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	34,322,973
Against	715,609
Abstain	77,884
Broker Non-Votes	—

(4)	The ratification of the Amendment of the Furmanite 1994 Stock Incentive Plan.

For	20,732,580
Against	4,304,336
Abstain	72,173
Broker Non-Votes	10,007,377

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: May 10, 2013	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Accounting Officer (Principal Financial and Accounting Officer)